Exhibit 10.62

HORIZON THERAPEUTICS PUBLIC LIMITED COMPANY

AMENDED AND RESTATED 2018 EQUITY INCENTIVE PLAN

(As Amended and Restated Effective July 29, 2021)

1. PURPOSES OF THE PLAN; ASSUMPTION OF PLAN. The purposes of the Plan are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Consultants and to promote the success of the business of the Company. The Plan was assumed by Horizon in connection with its acquisition of Viela on the Plan Assumption Date.

2. DEFINITIONS. The following definitions shall apply as used herein and, except as defined otherwise in an Award Agreement, in the Award Agreements.

“Acquiring Entity” means the surviving or acquiring corporation (or its parent company) in connection with a Corporate Transaction.

“Administrator” means the Board and any Committee or individual appointed to administer the Plan under Section 4.

“Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 promulgated under the Securities Act. The Board may determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

“Applicable Law” means shall mean any applicable securities, federal, state, foreign, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, listing rule, regulation, judicial decision, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (including under the authority of any applicable self-regulating organization such as the Nasdaq Stock Market, New York Stock Exchange, or the Financial Industry Regulatory Authority).

“Award” means an award described in Section 6.

“Award Agreement” means the written agreement evidencing the grant of an Award, including any amendments and attachments thereto.

“Board” means the Board of Directors of the Company.

“Cause” means, with respect to the termination of employment or service, the term “Cause” (or similar term) that is expressly defined in a then-effective written agreement between the Grantee and the Company or its Parent or any Subsidiary, or in the absence of such a definition, “Cause” shall be determined in the discretion of the Administrator to mean the Grantee’s: (i) performance of any act or failure to perform any act in bad faith and to the material detriment of the Company or its Parent or any Subsidiary, as determined by the Administrator; (ii) the failure to follow the lawful, written instruction of the Board or the Chief Executive Officer; (iii) dishonesty, intentional misconduct or material breach of any written agreement with the Company or its Parent or any Subsidiary; (iv) a material violation of a written policy of the Company; or (v) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means any committee that is composed of at least two members of the Board.

“Company” means Horizon for all periods from and following the Plan Assumption Date.

“Company” means Viela for all periods prior to the Plan Assumption Date.

“Consultant” means any person other than an Employee or a Director (solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Subsidiary to render consulting or advisory services to the Company or such Subsidiary.

“Continuous Service” means that the Grantee’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Grantee renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Grantee renders such service, provided that there is no interruption or termination of the Grantee’s service with the Company or an Affiliate, will not terminate a Grantee’s Continuous Service; provided, however, that if the Entity for which a Grantee is rendering services ceases to qualify as an Affiliate, as determined by the Board, such Grantee’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company (or an Affiliate, if applicable), in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer of the Company (or an Affiliate, if applicable), including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s (or an Affiliate’s, if applicable) leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Grantee, or as otherwise required by law. In addition, to the extent required for exemption from or compliance with Section 409A, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder).

“Corporate Transaction” means any of the following transactions:

(i) a sale or other disposition of all or substantially all, as determined by the Board, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least 50% of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the Ordinary Shares outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

For the avoidance of doubt, a transaction will not constitute a Corporate Transaction if: (1) its sole purpose is to change the jurisdiction of the Company’s incorporation, or (2) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

“Director” means a member of the Board or the board of directors of any Subsidiary.

“Employee” means an employee of the Company or any Subsidiary (including a Director who is also an employee).

“Employer” means the Company or the Affiliate of the Company that employs the Grantee.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, unless otherwise determined by the Board, the value of the Ordinary Shares (as determined on a per share or aggregate basis, as applicable) determined as follows:

(i) If the Ordinary Shares are listed on any established stock exchange or traded on any established market, the Fair Market Value will be the closing sales price for such shares as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Ordinary Shares) on the date of determination, as reported in a source the Board deems reliable.

(ii) If there is no closing sales price for the Ordinary Shares on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Ordinary Shares, or if otherwise determined by the Board, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

“Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or regulatory body, or quasi-governmental body of any nature (including any governmental division, department, administrative agency or bureau, commission, authority, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal, and for the avoidance of doubt, any Tax authority) or other body exercising similar powers or authority; or (d) self-regulatory organization (including the Nasdaq Stock Market, New York Stock Exchange, and the Financial Industry Regulatory Authority).

“Grantee” means an individual who holds an Award.

“Grant Notice” means the notice provided to a Grantee that he or she has been granted an Award under the Plan and which includes the name of the Grantee, the type of Award, the date of grant of the Award, number of Ordinary Shares subject to the Award or potential cash payment right, (if any), the vesting schedule for the Award (if any) and other key terms applicable to the Award.

“Horizon” means Horizon Therapeutics Public Limited Company, a company incorporated under the laws of Ireland.

“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

“Materially Impair” means any amendment to the terms of the Award that materially adversely affects the Grantee’s rights under the Award. A Grantee’s rights under an Award will not be deemed to have been Materially Impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Grantee’s rights. For example, the following types of amendments to the terms of an Award do not Materially Impair the Grantee’s rights under the Award: (i) imposition of reasonable restrictions on the minimum number of shares subject to an Option that may be exercised, (ii) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iii) to change the terms of an Incentive Stock Option in a manner that disqualifies, impairs or otherwise affects the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iv) to clarify the manner of exemption from, or to bring the Award into compliance with or qualify it for an exemption from, Section 409A; or (v) to comply with other Applicable Laws.

“Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

“Option” means an option to purchase Ordinary Shares.

“Ordinary Shares” means the ordinary shares in the capital of the Company with a nominal value of US$0.0001 per share.

“Parent” means a “parent corporation” of the Company, whether now or hereafter existing, as defined in Section 424(e) of the Code.

“Plan” means this Amended and Restated 2018 Equity Incentive Plan, as may be amended or restated from time to time.

“Plan Administrator” means the person, persons, and/or third-party administrator designated by the Company to administer the day to day operations of the Plan and the Company’s other equity incentive programs.

“Plan Assumption Date” means March 15, 2021.

“Prospectus” means the document containing the Plan information specified in Section 10(a) of the Securities Act.

“Public Offering” means any public offering of the Ordinary Shares pursuant to an effective registration statement under the Securities Act or under similar regulations.

“Restricted Stock” means Ordinary Shares issued under the Plan subject to restrictions determined by the Administrator and set forth in the applicable Award Agreement.

“Restricted Stock Units” or “RSUs”) means an Award based on the value of Ordinary Shares that is an unfunded and unsecured promise to deliver a specified number of Ordinary Shares, cash, or other property upon the attainment of specified vesting or performance conditions, as determined by the Administrator and set forth in the applicable Award Agreement.

“SAR” means a stock appreciation right entitling the Grantee to Ordinary Shares or cash compensation, as determined by the Administrator and set forth in the applicable Award Agreement, measured by appreciation in the value of Ordinary Shares.

“Securities Act” means the Securities Act of 1933, as amended.

“Service Provider” means an Employee, Director, or Consultant.

“Subsidiary” means a “subsidiary corporation” of the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code.

“Trading Policy” means the Company’s policy permitting certain individuals to sell Company shares only during certain “window” periods and/or otherwise restricts the ability of certain individuals to transfer or encumber Company shares, as in effect from time to time.

“Unrestricted Stock” means Ordinary Shares issued under the Plan that are not subject to vesting, forfeiture or similar restrictions pursuant to the applicable Award Agreement. For the sake of clarity, Ordinary Shares that are only subject to restrictions on transfer, right of first refusal, market stand-off and other similar restrictions shall not, by virtue of such restrictions, be deemed to be “Restricted Stock.”

“Viela” means Viela Bio, Inc., a Delaware corporation.

“Withholding Obligation” means any U.S. federal, state, local and/or foreign tax, levies or social insurance contribution withholding obligations of the Company or an Affiliate, if any, which arise in connection with the grant, exercise, vesting or settlement of an Award, as applicable.

3. STOCK SUBJECT TO THE PLAN.

(a) Reserved Ordinary Shares. Subject to the provisions of Sections 11 and 12 of the Plan, (i) the maximum aggregate number of Ordinary Shares which may be issued pursuant to all Awards following the Plan Assumption Date is 3,677,603 Ordinary Shares, which is the sum of the (i) 1,318,053 Ordinary Shares subject to outstanding Awards assumed by Horizon on the Plan Assumption Date, and the 2,359,550 Ordinary Shares available for grant under the Plan’s unused reserve as of the Plan Assumption Date. The maximum aggregate number of Ordinary Shares which may be issued pursuant to the exercise of Incentive Stock Options following the Plan Assumption Date is 3,677,603 Ordinary Shares. The Ordinary Shares may be authorized, but unissued, or reacquired Ordinary Shares.

(b) Ordinary Shares Returned to Plan. Any Ordinary Shares covered by an Award (or portion of an Award) which are forfeited, canceled, reacquired by the Company prior to vesting, expired (whether voluntarily or involuntarily), satisfied without the issuance of Ordinary Shares, or withheld upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, or otherwise terminated (other than by exercise) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Ordinary Shares which may be issued under the Plan. Ordinary Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if Ordinary Shares are forfeited or repurchased by the Company, such Ordinary Shares shall become available for future grant under the Plan for all purposes other than the grant of Incentive Stock Options.

4. ADMINISTRATION OF THE PLAN.

(a) Administration by the Board. Subject to Sections 4(b) and 4(c), the Plan will be administered by the Board. The Board shall have authority (i) to grant Awards and determine recipients and terms thereof, (ii) to determine Fair Market Value, (iii) to amend, modify or terminate any outstanding Award pursuant to Section 9(c), and (iv) to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board shall have full discretionary authority to construe and interpret the terms of the Plan and any Award Agreements entered into under the Plan and to determine all facts necessary to administer the Plan and any Award Agreements. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No Director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan that is made in good faith.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more Committees. All references in the Plan to the “Administrator” shall mean the Board or a Committee of the Board or the officers referred to in Section 4(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers. Following the Plan Assumption Date, the Plan is administered by Horizon’s Compensation Committee.

(c) Delegation to Officers. To the extent permitted by applicable law, the Board or a Committee may delegate to one or more officers of the Company or any Subsidiary the power to grant Awards, subject to any limitations under the Plan, to Employees, and to exercise such other powers under the Plan as the Board or a Committee may determine, provided, that the Board or a Committee shall fix certain material terms of the Awards to be granted by such officers (including the exercise price of such Awards, if applicable, which may include a formula by which the exercise price will be determined) and the maximum number of Ordinary Shares (as defined below) subject to Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant Awards to himself or herself. The Company’s New Hire Equity Sub-Committee has the authority to grant awards under the Plan pursuant to the guidelines set forth in its charter as previously approved by the Company’s Compensation Committee for grants under the Company’s equity plans.

(d) Indemnification. The Administrator shall not be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan. In addition to such other rights of indemnification as they may have, members of the Board and any Committee (and any individuals to whom authority to act for the Board is delegated in accordance with the Plan) shall be defended and indemnified by the Company to the extent permitted by law against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct. Upon the institution of any such action, suit, or proceeding, any such indemnified person against whom a claim is made shall notify the Company in writing and give the Company the opportunity, within thirty (30) days after such notice and at its own expense, to handle and defend the same before such indemnified person undertakes to handle it on his or her own behalf.

(e) Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and any Subsidiary operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries, if any, shall be covered by the Plan; (ii) determine which individuals, if any, outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitation contained in Section 3 hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals.

5. ELIGIBILITY FOR AWARDS. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees. From and following the Plan Assumption Date, individuals eligible to receive Awards under the Plan do not include any individuals who were providing services to Horizon in any capacity prior to the Plan Assumption Date.

6. TYPES AND TERMS OF AWARDS.

(a) General. Awards may be made under the Plan in the form of (i) Options, (ii) SARs, (iii) Restricted Stock, (iv) Restricted Stock Units, and (v) Unrestricted Stock.

(b) Conditions of Awards. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, restrictions and restriction periods, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Ordinary Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. Subject to the terms of the Plan, the Administrator may determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment of the Grantee. All of the terms and conditions of an Award shall be as set forth in the applicable Award Agreement or in the Plan.

(c) Discretion of Administrator. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Administrator need not treat Grantees uniformly.

(d) Vesting upon Death. Notwithstanding anything in the Plan to the contrary, if a Grantee’s Continuous Service terminates as a result of the Grantee’s death, each of the Grantee’s Awards will become fully vested (and exercisable, if applicable) as of the date of such termination, to the extent that such Awards are outstanding and unvested as of the date of such termination; provided, however, that, notwithstanding the foregoing, with respect to any such Award that is subject to performance-based vesting conditions or requirements, such Award will continue to be subject to the terms of such Award (including such performance-based vesting conditions or requirements), except that on and following the date of such termination, any Continuous Service requirement and any requirement that such Award terminate or be forfeited upon the date of such termination will not be applicable to such Award; provided further, however, that, notwithstanding the foregoing, this Section 6(d) will not be applicable to any of the Participant’s Awards if such termination occurs in connection with an event that would qualify for a termination of the Participant’s Continuous Service for Cause.

7. OPTIONS AND SARS.

(a) General. The Administrator may grant Options and SARs under the Plan and determine the number of Ordinary Shares to be covered by each Option and/or SAR, the exercise price and such other terms, conditions and limitations applicable to the exercise of each Option and/or SAR, as it deems necessary or advisable. Subject to Section 7(g), Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

(b) Exercise Price. The exercise price per Share subject to an Option or SAR shall be determined by the Administrator at the time of grant but shall not be less than 100% of the Fair Market Value on the date of grant. If an Employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or Parent of the Company, and an Incentive Stock Option is granted to such Employee, the exercise price of such Incentive Stock Option shall not be less than 110% of the Fair Market Value on the date of grant. Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above as a substitution for a stock option or stock appreciation right in accordance with and pursuant to Section 424 of the Code, in the case of an Incentive Stock Option, and pursuant to Section 409A of the Code, in the case of a Non-Qualified Stock Option.

(c) Term of Options and SARs. The term of each Option and SAR shall be fixed by the Administrator and set forth in the Award Agreement; provided, however, that no Option or SAR shall be exercisable more than ten (10) years after the date of grant. If an Employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or Parent of the Company, and an Incentive Stock Option is granted to such Employee, the term of such Option shall be no more than five (5) years from the date of grant. Except as otherwise provided for in the applicable Award Agreement, unless the employment of an Employee is terminated for “Cause,” an Option or SAR granted to an Employee shall expire (i) no earlier than 30 days and no later than three (3) months after the Employee ceases to be an Employee (or such longer period of time as determined by the Administrator and set forth in the applicable Award Agreement), or (ii) if the Employee ceases to be an Employee because of a disability or the Employee dies while the Option is outstanding, no earlier than one year after the Employee becomes disabled or dies (or such longer period of time as determined by the Administrator and set forth in the applicable Award Agreement). If the Employee’s employment is terminated for “Cause,” any Option or SAR held by the Employee shall immediately expire.

(d) Exercisability; Rights of a Stockholder. Options and SARs shall become vested and/or exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator and set forth in the Award Agreement; provided, however, that the Administrator may at any time accelerate the vesting and/or exercisability of all or any portion of any Option or SAR. A Grantee shall have the rights of a stockholder only as to Ordinary Shares acquired upon the exercise of an Option or SAR in accordance with the Plan and applicable Award Agreement (and not as to Ordinary Shares underlying an unexercised Option or SAR) and the entry of such Grantee’s name as a stockholder in the books of the Company.

(e) Exercise of Options and SARs. Options and SARs may be exercised in whole or in part by delivery to the Company of a written notice of exercise in such form of notice (including electronic notice) and manner of delivery as is specified by the Administrator, together with payment in full as specified Section 7(f) for the number of Ordinary Shares for which the Option or SAR is exercised. Ordinary Shares subject to the Option will be delivered by the Company as soon as practicable following exercise. An Option may not be exercised for a fraction of a Share.

(f) Payment Upon Exercise. No Ordinary Shares shall be delivered pursuant to any exercise of an Option or SAR until payment in full of all required tax withholding, and in the case of an Option, the aggregate exercise price. Payment of the purchase price may be made by one or more of the following methods (or any combination thereof), as determined by the Administrator in its sole discretion, at or after grant, consistent with the Award Agreement provided, however, that where Ordinary Shares are issued pursuant to the exercise of an Option or SAR, the nominal value of each newly issued Ordinary Share is fully paid up:

(i) In cash, by either certified or bank check, by wire transfer of immediately available funds, or other instrument acceptable to the Administrator;

(ii) In the form of previously acquired Ordinary Shares based on the Fair Market Value on the date of exercise, subject to clauses (iv) and (v) of this Section 7(f);

(iii) If permitted by the Administrator, by the Grantee’s delivery of a promissory note, if the Board has expressly authorized the loan of funds to the Grantee for the purpose of enabling or assisting the Grantee to effect such exercise; provided, that at least so much of the exercise price as represents the par value of the Ordinary Shares exercised shall be paid in cash if required by state law;

(iv) If permitted by the Administrator, through the delivery (or attestation to the ownership) of Ordinary Shares that have been purchased by the Grantee on the open market or that are beneficially owned by the Grantee and are not then subject to restrictions under any Company plan, provided that accepting such Ordinary Shares will not result in adverse accounting consequences to the Company. Such surrendered Ordinary Shares shall be valued at Fair Market Value on the exercise date;

(v) If permitted by the Administrator, through the delivery of irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the Grantee chooses to pay the purchase price as so provided, the Grantee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure; and/or

(vi) By such other means as the Administrator may accept.

Options may be exercised pursuant to such cashless exercise procedures as may be approved and implemented by the Administrator from time to time, including without limitation pursuant to broker-assisted exercise transactions and/or net exercise procedures; provided that, notwithstanding anything to the contrary herein, unless the Administrator gives prior written approval, a Grantee shall not be entitled to satisfy the requirement of payment in full of any tax withholding, as set forth in the first sentence of this Section 7(f), through any “cashless” or “net exercise” arrangement. Payment instruments will be received subject to collection. No certificates for Ordinary Shares so purchased will be issued to the Grantee until the Company has completed all steps it has deemed necessary to satisfy legal requirements relating to the issuance and sale of the Ordinary Shares, which steps may include, without limitation, (i) receipt of a representation from the Grantee at the time of exercise of the Option that the Grantee is purchasing the Ordinary Shares for the Grantee’s own account and not with a view to any sale or distribution of the Ordinary Shares or other representations relating to compliance with applicable law governing the issuance of securities, (ii) the legending of the certificate representing the Ordinary Shares to evidence the foregoing restrictions, and (iii) obtaining from the Grantee payment or provision for all withholding taxes due as a result of the exercise of the Option, consistent with Section 9(b). The delivery of certificates representing the Ordinary Shares to be purchased pursuant to the exercise of an Option will be contingent upon (A) receipt from the Grantee (or a purchaser acting in his or her stead in accordance with the provisions of the Option) by the Company of the full purchase price for such Ordinary Shares and the fulfillment of any other requirements contained in the Award Agreement or applicable provisions of laws and (B) if required by the Company, the Grantee shall have entered into any stockholders agreements or other agreements with the Company and/or certain other of the Company’s stockholders relating to the Ordinary Shares. In the event a Grantee chooses to pay the purchase price in previously owned Ordinary Shares through the attestation method, the number of Ordinary Shares transferred to the Grantee upon the exercise of the Option shall be net of the number of Ordinary Shares attested to.

(g) Annual Limit on Incentive Stock Options. Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Ordinary Shares with respect to which Incentive Stock Options are exercisable for the first time by the Grantee during any calendar year (under all plans of the Company and any Subsidiary or Parent) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options. For purposes of this Section 7(g), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Ordinary Shares shall be determined as of the time the Option with respect to such Ordinary Shares are granted.

(h) Early Exercise. The Award Agreement for an Option or SAR may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Option prior to full vesting. Any unvested Ordinary Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or any Subsidiary or Parent or to any other restriction the Administrator determines to be appropriate.

8. RESTRICTED STOCK, RESTRICTED STOCK UNITS AND UNRESTRICTED STOCK.

(a) General. The Administrator shall determine the terms and conditions of each Award Agreement for Restricted Stock, Restricted Stock Units and Unrestricted Stock. Subject to Section 9(a), Award Agreements for Restricted Stock and Restricted Stock Units shall include such restrictions as the Administrator may impose, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Administrator may deem appropriate. Each Award for Restricted Stock, Restricted Stock Units and Unrestricted Stock may be granted in consideration for (A) cash or check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of consideration as the Board may determine and permissible under Applicable Law; provided, however, that where Ordinary Shares are issued pursuant to such Award the nominal value of each newly issued Ordinary Share is fully paid up.

(b) Stock Certificates. Unless the Administrator shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in the applicable Award Agreement, and the Grantee shall be required, as a condition of the Award grant, to deliver to the Company a stock power endorsed in blank and such other instruments of transfer as the Committee may prescribe. Following the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Grantee or if the Grantee has died, to the beneficiary designated, in a manner determined by the Administrator, by a Grantee. In the absence of an effective designation by a Grantee, the designated beneficiary shall be the Grantee’s estate.

(c) Forfeiture and the Option to Purchase. Except as otherwise determined by the Administrator, upon a Grantee’s termination of employment or service (as determined under criteria established by the Administrator) for any reason during the applicable restriction period, the Company (or its designee) shall have the right, but shall not be obligated, (i) to repurchase from the Grantee all or part of Ordinary Shares of Restricted Stock still subject to restriction at their issue price or other stated or formula price or (ii) to require forfeiture of such Ordinary Shares, if issued at no cost.

(d) Rights as a Stockholder. Upon (i) the grant of an Award for Restricted Stock or for Unrestricted Stock or the settlement in Ordinary Shares, pursuant to the applicable Award Agreement, of an Award for Restricted Stock Units and (ii) payment of any applicable purchase price, the Grantee of such Award shall be entered as a stockholder on the books and the Company and considered the record owner of and shall be entitled to vote the Restricted Stock or Unrestricted Stock if, and to the extent, such Ordinary Shares are entitled to voting rights, subject to such conditions contained in the Award Agreement. The Grantee shall be entitled to receive all dividends and any other distributions declared on the Ordinary Shares; provided, however, that the Company is under no duty to declare any such dividends or to make any such distribution.

9. GENERAL PROVISIONS APPLICABLE TO AWARDS.

(a) Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, and may be exercised, during the lifetime of the Grantee, only by the Grantee. Notwithstanding the foregoing, the Administrator may provide in an Award Agreement that the Award is transferable by will, by the laws of descent and distribution, or as permitted pursuant to Form S-8. References to a Grantee, to the extent relevant in the context, shall include references to authorized transferees.

(b) Withholding. The Grantee must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Ordinary Shares under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Grantee must pay the Company the full amount, if any, required for withholding or, if permitted by the Administrator in its discretion, have a broker tender to the Company cash equal to the withholding obligations.

(c) No Obligation to Notify or Minimize Taxes; No Liability to Claims. Except as required by Applicable Law the Company has no duty or obligation to any Grantee to advise such holder as to the time or manner of exercising such Award. Furthermore, the Company has no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award and will not be liable to any holder of an Award for any adverse tax consequences to such holder in connection with an Award. As a condition to accepting an Award under the Plan, each Grantee (i) agrees to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from such Award or other Company compensation and (ii) acknowledges that such Grantee was advised to consult with his or her own personal tax, financial and other legal advisors regarding the tax consequences of the Award and has either done so or knowingly and voluntarily declined to do so. Additionally, each Grantee acknowledges any Option or SAR granted under the Plan is exempt from Section 409A only if the exercise or strike price is at least equal to the “fair market value” of the Ordinary Shares on the date of grant as determined by the Internal Revenue Service and there is no other impermissible deferral of compensation associated with the Award. Additionally, as a condition to accepting an Option or SAR granted under the Plan, each Grantee agrees not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates in the event that the Internal Revenue Service asserts that such exercise price or strike price is less than the “fair market value” of the Ordinary Shares on the date of grant as subsequently determined by the Internal Revenue Service.

(d) Amendment of Awards. The Administrator may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Grantee’s consent to such action shall be required unless (A) the Administrator determines that the action, taking into account any related action, would not Materially Impair the Grantee’s rights or (B) the change is permitted under Section 11 or 12 hereof.

(e) No Distribution; Compliance with Legal Requirements. The Administrator may require each person acquiring Ordinary Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Ordinary Shares without a view to distribution thereof. No Ordinary Shares shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Ordinary Shares and Awards as it deems appropriate.

(f) Delivery of Stock Certificates. Stock certificates to Grantees shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the Grantee, at the Grantee’s last known address on file with the Company; provided that stock certificates to be held in escrow pursuant to Section 8 of the Plan shall be deemed delivered when the Company shall have recorded the issuance in its records.

(g) Uncertificated Ordinary Shares. To the extent any Ordinary Shares are uncertificated: (i) such Ordinary Shares shall be deemed delivered by the Company for all purposes when the Company or a stock transfer agent of the Company shall have given to the Grantee, by electronic mail or by United States mail, addressed to the Grantee at the Grantee’s last known address on file with the Company, notice of the issuance and recorded the issuance in its records (which may include electronic “book entry” records); (ii) any reference in this Plan or any Award Agreement to the legending of certificates shall be interpreted to mean the notation in the Company’s records (which may include electronic “book entry” records); (iii) any provision requiring deposit of stock certificates shall not be deemed breached solely by virtue of the fact that there is no stock certificate representing such Ordinary Shares; and (iv) the rights of an individual or entity that is entitled to retain possession of a stock certificate (e.g., as security for performance, as escrowed property, or for similar purposes) shall not be prejudiced solely by virtue of the fact that such Ordinary Shares are not represented by a stock certificate.

(h) No Employment Rights. The adoption of the Plan and the grant of Awards do not confer upon any individual or entity any right to continued employment or other service relationship with the Company or any Subsidiary.

(i) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policy-related restrictions, terms and conditions as may be established by the Administrator, or in accordance with policies set by the Administrator, from time to time.

(j) Electronic Delivery and Participation. Any reference herein or in an Award Agreement to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Grantee has access). By accepting any Award the Grantee consents to receive documents by electronic delivery and to participate in the Plan through any on-line electronic system established and maintained by the Plan Administrator or another third party selected by the Plan Administrator. The form of delivery of any Ordinary Shares (e.g., a share certificate or electronic entry evidencing such shares) shall be determined by the Company.

(k) Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Law and any clawback policy that the Company otherwise adopts, to the extent applicable and permissible under Applicable Law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired Ordinary Shares or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a Grantee’s right to voluntary terminate employment upon a “resignation for good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.

10. CONDITIONS UPON ISSUANCE OF ORDINARY SHARES.

(a) General. If at any time the Administrator determines that the delivery of Ordinary Shares pursuant to the exercise, vesting or any other provision of an Award Agreement is or may be unlawful under applicable law, the vesting or right to exercise an Award or to otherwise receive Ordinary Shares pursuant to the terms of an Award Agreement shall be suspended until the Administrator determines that such delivery is lawful, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall have no obligation to effect any registration or qualification of the Ordinary Shares under federal or state laws.

(b) Transferability of Ordinary Shares. Ordinary Shares received pursuant to the exercise, vesting or any other provision of an Award shall not be sold, assigned, transferred, pledged or otherwise encumbered by the Grantee, except as specifically authorized by the Plan or the Award Agreement to which the Ordinary Shares are subject. References to a Grantee, to the extent relevant in the context, shall include references to authorized transferees. The transfer restrictions in this Section 10(b) shall apply in addition to the transfer restrictions, if any, that are generally applicable to Ordinary Shares under the Company’s bylaws, as may be amended from time to time and in effect at a given time, or under any notice of exercise or similar agreement under which a Grantee acquires Ordinary Shares in connection with an Award.

(c) Securities Law Compliance. As a condition to the exercise of an Award or the receipt of Ordinary Shares pursuant to an Award, the Company may require (i) the person exercising such Award (A) to make such representations and agreements as the Company may consider appropriate to avoid violation of the Securities Act or comparable state law, and (B) to agree to market standoff obligations in connection with any Public Offering of Ordinary Shares of the Company, and (ii) that the certificates evidencing such Ordinary Shares bear appropriate legends restricting transfer.

(d) Repurchase Rights; Right of First Refusal. The Award Agreement shall provide for a repurchase right and a right of first refusal pursuant to which the Company shall have the right to repurchase Ordinary Shares in connection with the termination of Grantee’s services and a right of first refusal pursuant to which the Company will have the right to purchase any Ordinary Shares prior to any proposed disposition by the Grantee (or any successor in interest) of any Ordinary Shares issued under the Plan.

11. ADJUSTMENTS. In the event of any stock split, reverse stock split, stock dividend, reorganization, recapitalization, combination or exchange of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Ordinary Shares other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the number and class of securities and exercise price per Share of each outstanding Option and SAR, (iii) the number of Ordinary Shares subject to and the repurchase price per Share subject to each outstanding Restricted Stock Award and Restricted Stock Unit Award, and (iv) the terms of each other outstanding Award shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Administrator; provided, however, that each adjustment to Non-Qualified Stock Options or SARs shall satisfy the requirements of Treas. Reg. § 1.409A-1(b)(5)(v)(D) (or any successor regulation) and each adjustment to Incentive Stock Options shall satisfy the requirements of Treas. Reg. § 1.424-1 (or any successor regulation).

12. CORPORATE TRANSACTION; DISSOLUTION AND LIQUIDATION

(a) Corporate Transaction. The following provisions will apply to Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Award or any other written agreement between the Company or any Affiliate and the Grantee or unless otherwise expressly provided by the Board at the time of grant of an Award.

(i) Awards May Be Assumed. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Awards outstanding under the Plan or may substitute similar awards for Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the shareholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Ordinary Shares issued pursuant to Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of an Award or substitute a similar award for only a portion of an Award, or may choose to assume or continue the Awards held by some, but not all Grantees. The terms of any assumption, continuation or substitution will be set by the Board.

(ii) Awards Held by Current Grantees. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute similar awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by Grantees whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “Current Grantees”), the vesting of such Awards (and, with respect to Options and Stock Appreciation Rights, the time when such Awards may be exercised) shall be accelerated in full to a date prior to the effective time of such Corporate Transaction (contingent upon the effectiveness of the Corporate Transaction) as the Board determines (or, if the Board does not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and such Awards will terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Awards will lapse (contingent upon the effectiveness of the Corporate Transaction). With respect to the vesting of Awards that will accelerate upon the occurrence of a Corporate Transaction pursuant to this subsection (ii) and that have multiple vesting levels depending on the level of performance, unless otherwise provided in the Award Agreement, the vesting of such Awards will accelerate at 100% of the target level upon the occurrence of the Corporate Transaction. With respect to the vesting of Awards that will accelerate upon the occurrence of a Corporate Transaction pursuant to this subsection (ii) and are settled in the form of a cash payment, such cash payment will be made no later than 30 days following the occurrence of the Corporate Transaction.

(iii) Awards Held by Persons other than Current Grantees. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute similar awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by persons other than Current Grantees, such Awards will terminate if not exercised (if applicable) prior to the occurrence of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Awards will not terminate and may continue to be exercised notwithstanding the Corporate Transaction.

(iv) Payment for Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event an Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Award may not exercise such Award but will receive a payment, in such form as may be determined by the Board, equal in value, at the effective time, to the excess, if any, of (1) the value of the property the Grantee would have received upon the exercise of the Award (including, at the discretion of the Board, any unvested portion of such Award), over (2) any exercise price payable by such holder in connection with such exercise.

(b) Appointment of Shareholder Representative. As a condition to the receipt of an Award under this Plan, a Grantee will be deemed to have agreed that the Award will be subject to the terms of any agreement governing a Corporate Transaction involving the Company, including, without limitation, a provision for the appointment of a shareholder representative that is authorized to act on the Grantee’s behalf with respect to any escrow, indemnities and any contingent consideration.

(c) No Restriction on Right to Undertake Transactions. The grant of any Award under the Plan and the issuance of shares pursuant to any Award does not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of shares or of options, rights or options to purchase shares or of bonds, debentures, preferred or prior preference shares whose rights are superior to or affect the Ordinary Shares or the rights thereof or which are convertible into or exchangeable for Ordinary Shares, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(d) Dissolution or Liquidation. Except as otherwise provided in the Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Awards (other than Awards consisting of vested and outstanding Ordinary Shares not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the Ordinary Shares subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Award is providing Continuous Service, provided, however, that the Board may determine to cause some or all Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

13. [RESERVED]

14. EFFECTIVE DATE AND TERM OF PLAN; STOCKHOLDER APPROVAL.

(a) Adoption of Plan. The Plan became effective upon its initial adoption by the Board on January 30, 2018. It shall continue in effect for a term of ten (10) years from the date of its initial adoption unless sooner terminated.

(b) Effect of Assumption of Plan. All Awards granted under the Plan which were assumed by Horizon on the Plan Assumption Date shall remain subject to the terms of the Plan as in effect on the Plan Assumption Date. All Awards granted under the Plan on or after April 28, 2021 shall be subject to the terms of the Plan as in effect on the date of grant or, if applicable, as of the date of any applicable amendment to the Plan.

15. AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN.

(a) General. Subject to the terms of the Plan, the Board may at any time and from time to time, alter, amend, suspend or terminate the Plan, in whole or in part; provided that the Board shall obtain stockholder approval of any Plan amendment to the extent necessary to comply with applicable law, rule or regulation. In addition, in no event shall an amendment increase the maximum number of Ordinary Shares with respect to which Awards may be granted under the Plan without stockholder approval.

(b) Limitation on Grants of Awards. No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c) No Effect on Outstanding Awards. Except as set forth in Section 15(b) no suspension or termination of the Plan shall materially and adversely affect any rights under Awards outstanding at the time of such suspension or termination.

16. NO EMPLOYMENT OR SERVICES RIGHTS. The Plan shall not confer upon any Grantee any right to employment or service with the Company or any Subsidiary or Parent, nor shall it interfere in any way with the right of the Company or any Subsidiary or Parent to terminate the Grantee’s employment or Continued Service at any time.

17. COMPLIANCE WITH CODE SECTION 409A. It is intended that the provisions of the Plan comply with Section 409A of the Code (“Section 409A”), and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A. If an Award that is subject to Section 409A is payable upon a Corporate Transaction which is not a permissible payment event or time (as described in Treas. Reg. § 1.409A-3) then, for purposes of payment of such Award, no Corporate Transaction shall be deemed to have occurred with respect to that Award unless and until there occurs a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company (within the meaning in accordance with Treas. Reg. § 1.409A-3(i)(5)). To the extent required or advisable to avoid a violation of Section 409A, no discretion to require payment of an Award that is subject to Section 409A upon a Corporate Transaction shall be exercised if not set forth in writing by the time required under Section 409A. If an Award is subject to Section 409A, any payment made to a Grantee who is a “specified employee” of the Company or any Subsidiary shall not be made before such date as is six months after the Grantee’s “separation from service” to the extent required to avoid the adverse consequences of Section 409A of the Code. For purposes of this Section, the terms “separation from service” and “specified employee” shall have the meanings set forth in Section 409A and the applicable Treasury regulations. Nothing in the Plan or in an Award Agreement shall be interpreted or construed to transfer any liability for any tax (including a tax or penalty due as a result of a failure to comply with Section 409A) to the Company, any Subsidiary or Parent, or to any other individual or entity, and the Company shall have no liability to a Grantee, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A is not so exempt or compliant.

18. STATUS OF PLAN. With respect to the portion of any Award that has not been exercised and any payments in cash, Ordinary Shares or other consideration not received by a Grantee, a Grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly so determine in connection with any Award.

19. CONSTRUCTION. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

20. SEVERABILITY. If any provision of the Plan or any Award is, becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Grantee, such provision shall be construed or deemed amended to conform with applicable law, or if the provision cannot be so construed or deemed amended without, in the sole discretion of the Administrator, materially altering the intent of the Plan or the Award, such provision shall be severed as to the jurisdiction or Grantee and the remainder of the Plan and any such Award shall remain in full force and effect.

21. GOVERNING LAW. The validity and construction of the Plan and any Award Agreements thereunder shall be governed by the laws of the State of Illinois, excluding any conflicts or choice of law rules or principles that might otherwise refer construction or interpretation of any provision of the Plan or an Award Agreement to the substantive law of another jurisdiction.

HORIZON THERAPEUTICS PLC

2018 RESTRICTED STOCK UNIT AWARD SUB-PLAN

FOR FRENCH GRANTEES

Introductory Section

The board of directors of Horizon Therapeutics plc (the “Company”) has adopted the Horizon Therapeutics plc Amended and Restated 2018 Equity Incentive Plan, as may be amended from time to time (the “Plan”) for the benefit of certain employees, consultants, and directors of the Company and its Subsidiaries, including its French Subsidiaries.

Section 4(e) of the Plan authorizes the Board to adopt sub-plans for the purpose of satisfying applicable foreign laws, to the extent the Board determines such actions to be necessary or advisable.

The Board has determined that it is necessary and desirable to establish a sub-plan for the purpose of permitting restricted stock units (“Restricted Stock Units”) granted to Employees and Corporate Officers of the Company or its Subsidiaries to qualify for the special tax and social security treatment in France (“French Sub-Plan”).

The Board therefore intends to establish a sub-plan to the Plan for the purpose of granting Restricted Stock Units that qualify for the specific tax and social security treatment in France applicable to shares granted for no consideration under article L 225-197-1 to L 225-197-6 of the French Commercial Code, as amended (“French-Qualified Restricted Stock Units”) to qualifying Employees (as defined in the Plan and the French Sub-Plan) who are French tax resident and/or subject to the French mandatory social security contribution regime (“French Grantees”).

For the avoidance of doubt, under the French Sub-Plan, the qualifying Employees will be granted only French-Qualified Restricted Stock Units. The provisions of the Plan permitting the grant of Options, SARs, Restricted Stock or Unrestricted Stock are not applicable to grants made under this French Sub-Plan.

The terms of the Plan, including the Grant Notice and the Award Agreement applicable to Restricted Stock Units, will, subject to the modifications in the following terms and conditions, be incorporated herein and constitute part of the French Sub-Plan.

2. Definitions. The following terms used in the Plan are deleted and replaced as follows for the purposes of the French Sub-Plan:

Term used in Plan	Replacement term in French Sub-Plan
Affiliate	means, at the date of grant, any subsidiary of the Company which at least 10% of the capital or of the voting rights are held directly or indirectly by the Company.
Award	means a French-Qualified Restricted Stock Unit.
Continuous Service

means that the Grantee’s service with the Company or an Affiliate, is not terminated. A change in the capacity in which the Grantee renders service to the Company or an Affiliate as an Employee or a change in the entity for which the Grantee renders such service, provided that there is no termination of the Grantee’s service with the Company or an Affiliate, will not terminate a Grantee’s Continuous Service; provided, however, that if the Entity for which a Grantee is rendering services ceases to qualify as an Affiliate, as determined by the Board, such Grantee’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. By exception, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service.

Employee

means any person employed by the Company or an Affiliate under an effective employment contract at the date of grant. Managing corporate officers (mandataires sociaux) without an effective employment contract or whose employment contract has been suspended are not eligible to receive Restricted Stock Units.

Restricted Stock Units	means restricted stock units granted under this French Sub-Plan for no consideration and which shall be settled only in Ordinary Shares.

3. Stock Subject to the Plan.

(c) Aggregate Share Capital Limitation on Restricted Stock Units. The Plan and the share limitation as set forth in Section 3(a) of the Plan have been authorized by the Company’s shareholders for grants to all Grantees under the Plan. The aggregate number of Ordinary Shares underlying the Restricted Stock Unit Awards will not exceed 10% of the Company’s share capital.

5.Eligibility for Awards. Awards may be granted to Employees. From and following the Plan Assumption Date, individuals eligible to receive Awards under the Plan do not include any individuals who were providing services to Horizon in any capacity prior to the Plan Assumption Date.

8.Restricted Stock, Restricted Stock Units and Unrestricted Stock.

(a) General. The Administrator shall determine the terms and conditions of each Award Agreement for Restricted Stock Units. Subject to Section 9(a), Award Agreements for Restricted Stock Units shall include such restrictions as the Administrator may impose, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Administrator may deem appropriate. If, at the time of grant, the Board determines that any consideration must be paid by the Grantee (in a form other than the Grantee’s services to the Company or an Affiliate) upon the issuance of Ordinary Shares in settlement of Restricted Stock Unit Award, such consideration shall be symbolic.

(d) Rights as a Stockholder. Upon (i) the settlement in Ordinary Shares, pursuant to the applicable Award Agreement, of a Restricted Stock Unit Award and (ii) payment of any applicable purchase price, the Grantee of such Award shall be entered as a stockholder on the books and the Company and considered the record owner of and shall be entitled to vote the Restricted Stock if, and to the extent, such Ordinary Shares are entitled to voting rights, subject to such conditions contained in the Award Agreement.

(e) Limitations on Restricted Stock Units. Notwithstanding any contrary provision in the Plan, Awards may not be granted to any French Grantee who owns more than 10% of the Company’s share capital at the date of grant. Further, grants of Awards under this French Sub-Plan may not result in any French Grantees owning more than 10% of the Company’s share capital.

(f) Vesting of Restricted Stock Units. Restricted Stock Units granted to French Grantees may not vest before the first anniversary of the date of grant. Further, no Restricted Stock Unit may vest before the second anniversary of the date of grant if the Ordinary Shares received upon vesting are not subject to a holding obligation until such second anniversary of the date of grant.

(g) Settlement of Restricted Stock Units. Notwithstanding any contrary provision in the Plan, a Restricted Stock Unit Award is settled by the issuance of Ordinary Shares. At the time of grant, the Board may determine to impose such restrictions or conditions that delay such delivery to a date following the vesting of the Restricted Stock Unit Award.

(h) Dividends and Dividend Equivalents. Notwithstanding any contrary provision in the Plan, dividends or any other distributions declared on the Ordinary Shares will not be paid to French Grantees in order to secure the qualification of the Restricted Stock Unit to the special tax regime set forth under article 80 quaterdecies of the French Tax Code and article L242-1.II-6° of the French Social Security Code.

9. General Provisions Applicable to Awards.

(k) Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Law and any clawback policy that the Company otherwise adopts, to the extent applicable and permissible under Applicable Law. No recovery of compensation under such a clawback policy will be an event giving rise to a Grantee’s right to voluntary terminate employment upon a “resignation for good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.

(l) Interpretation of the French Sub-Plan. The Restricted Stock Units granted under this French Sub-Plan are intended to qualify for the specific tax and social security treatment applicable to Restricted Stock Units granted under articles L. 225-197-1 to L. 225-197-5 and L. 22-10-59 and L. 22.10.60 of the French Commercial Code, as amended, and in accordance with the relevant provisions set forth by French tax law and the French tax administration, but the Company does not undertake to maintain this status. The terms of this French Sub-Plan shall be interpreted accordingly and in accordance with the relevant provisions set forth by French tax and social security laws and relevant administrative guidelines and subject to the fulfilment of legal, tax, and reporting obligations, to the extent applicable. In the event of any conflict between the provisions of this French Sub-Plan and the Plan, the provisions of this French Sub-Plan shall control for any grants of Restricted Stock Units made hereunder to French Grantees.

12. Corporate Transaction; Dissolution and Liquidation.

(e) Adjustments Relating to French Grantees. In the event of a capitalization adjustment under Section 11 or an adjustment in relation to a Corporate Transaction, the Restricted Stock Units may no longer qualify as French-Qualified Restricted Stock Units unless such adjustments are recognized under applicable French legal and tax rules and French administrative guidelines. The Board, at its discretion, may adjust the Restricted Stock Units, notwithstanding that such adjustments are not recognized under French law and that the Restricted Stock Units may no longer qualify as French-Qualified Restricted Stock Units for French tax purposes.

HORIZON THERAPEUTICS PUBLIC LIMITED COMPANY

RSU AWARD GRANT NOTICE

(AMENDED AND RESTATED 2018 EQUITY INCENTIVE PLAN)

Employee Name: <first_name>, <last_name>

Employee ID: <emp_id>

Award Number: <award_id>

Horizon Therapeutics Public Limited Company (the “Company”) has awarded to you (the “Participant”) the number of restricted stock units specified and on the terms set forth below in consideration of your services (the “RSU Award”). Your RSU Award is subject to all of the terms and conditions as set forth herein and in the Company’s Amended and Restated 2018 Equity Incentive Plan (the “Plan”) and its form of Award Agreement for RSU Awards, including if you are an employee that works or resides outside the U.S., any additional terms and conditions applicable to you as set forth in the appendix attached thereto (the “Agreement”), all of which documents are available on the Charles Schwab & Co., Inc. website. Capitalized terms not explicitly defined herein but defined in the Plan or the Agreement shall have the meanings set forth in the Plan or the Agreement.

RSU AWARD TERMS: Effective <award_date>, you have been granted <shares_awarded> RSUs. Your RSUs will vest as follows, subject to your Continuous Service through the applicable vesting dates:

RSUs        Vest Date

<vesting_schedule>

Your RSU Award is subject to all of the terms and conditions as set forth herein and in the Plan and Agreement which are incorporated herein in their entirety.

IMPORTANT REMINDER: You must electronically accept the RSU Award by logging into your Charles Schwab & Co., Inc account. In order to avoid forfeiture of your RSU Award, you must electronically accept your RSU Award at least 30 days prior to your first vesting date.

EMPLOYEE ACKNOWLEDGEMENTS: By your electronic acceptance of the RSU Award <award_id> through your Charles Schwab & Co., Inc account. you thereby acknowledge that you understand and agree to each of the following as of <award_date>:

☐

The Purchase Price per Ordinary Share that may be issued in settlement of your RSU Award is equal to the nominal value per Ordinary Share as of the <award_date> and is subject to adjustment as provided in Section 11 of the Plan.

☐

The RSU Award is governed by this RSU Award Grant Notice (the “Grant Notice”), and the provisions of the Plan and the Agreement, all of which are incorporated herein in their entirety, made a part of this document and available on the Charles Schwab & Co., Inc. website and may be viewed and printed by you. Unless otherwise provided in the Plan, this Grant Notice and the Agreement (together, the “RSU Award Agreement”) may not be modified, amended or revised except in a writing signed by you and a duly authorized officer of the Company.

☐

You consent to receive the RSU Award Agreement, the Prospectus and any other Plan-related documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by Charles Schwab & Co., Inc., another third party designated by the Company, or otherwise established and maintained by the Company.

☐

You have read and are familiar with the provisions of the Plan, the RSU Award Agreement and the Prospectus, all of which are available on the Charles Schwab & Co., Inc. website. In the event of any conflict between the provisions in the RSU Award Agreement or the Prospectus and the terms of the Plan, the terms of the Plan shall control.

☐

The RSU Award Agreement sets forth the entire understanding between you and the Company regarding the acquisition of Ordinary Shares and supersedes all prior oral and written agreements, promises and/or representations on that subject with the exception of: (i) other equity awards previously granted to you, (ii) any written employment agreement, offer letter, severance agreement, written severance plan or policy, or other written agreement between the Company and you in each case that specifies the terms that should govern this RSU Award and (iii) the Company’s Incentive Compensation Recoupment Policy, any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Law, and any clawback policy that the Company otherwise adopts, to the extent applicable and permissible under Applicable Law.

CHARLES SCHWAB & CO., INC. BROKERAGE ACCOUNT

The Company currently utilizes Charles Schwab & Co., Inc. as its online broker. Charles Schwab & Co., Inc. offers an internet website for viewing equity award data and for buying or selling the shares subject to your equity awards.

QUESTIONS

Contact Horizon Therapeutics plc’s Global Equity Plan Administrator at stockoptions@horizontherapeutics.com with any further questions regarding your equity awards.

Horizon Therapeutics Public Limited Company

Amended and Restated 2018 Equity Incentive Plan

Award Agreement (RSU Award) - Global

As reflected by your Restricted Stock Unit Grant Notice (“Grant Notice”) Horizon Pharma Public Limited Company (the “Company”) has granted you a RSU Award under its Amended and Restated 2018 Equity Incentive Plan (the “Plan”) for the number of restricted stock units as indicated in your Grant Notice (the “RSU Award”).  Capitalized terms not explicitly defined in this Award Agreement but defined in the Grant Notice or the Plan shall have the meanings set forth in the Grant Notice or Plan, as applicable.  The terms of your RSU Award as specified in this Award Agreement, including if you are an employee that works or resides outside the U.S., any additional terms and conditions applicable to you as set forth in the appendix attached hereto (the “Agreement”) and the Grant Notice collectively constitute your “RSU Award Agreement”.

The general terms applicable to your RSU Award are as follows:

1.    Governing Plan Document.  Your RSU Award is subject to all the provisions of the Plan, including but not limited to the provisions in:

(a)    Section 11 of the Plan regarding the impact of a capitalization adjustment, on your RSU Award;

(b)    Section 12 of the Plan regarding the impact of a dissolution, liquidation, or Corporate Transaction on your RSU Award

(c)    Section 16 of the Plan regarding the Company’s or your Employer’s retained rights to terminate your Continuous Service notwithstanding the grant of the RSU Award; and

(d)    Section 9(c) of the Plan regarding the tax and social security consequences of your RSU Award.

Your RSU Award is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan.  In the event of any conflict between the RSU Award Agreement and the provisions of the Plan, the provisions of the Plan shall control.

2    Grant of the RSU Award.  This RSU Award represents your right to be issued on a future date the number of Ordinary Shares that is equal to the number of restricted stock units indicated in the Grant Notice as modified to reflect any Capitalization Adjustment and subject to your satisfaction of the vesting conditions set forth therein (the “Restricted Stock Units”).  Any additional Restricted Stock Units that become subject to the RSU Award pursuant to Capitalization Adjustments as set forth in the Plan and the provisions of Section 3 below, if any, shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability and time and manner of delivery as applicable to the other Restricted Stock Units covered by your RSU Award.

3.     Dividends.  You may become entitled to receive payments equal to any cash dividends and other distributions paid with respect to a corresponding number of Ordinary Shares to be issued in respect of the Restricted Stock Units covered by your RSU Award.  Any such dividends or distributions shall be subject to the same forfeiture restrictions as apply to the Restricted Stock Units and shall be paid at the same time that the corresponding shares are issued in respect of your vested Restricted Stock Units, provided, however that to the extent any such dividends or distributions are paid in Ordinary Shares, then you will automatically be granted a corresponding number of additional Restricted Stock Units subject to the RSU Award (the “Dividend Units”), and further provided that such Dividend Units shall be subject to the same forfeiture restrictions and restrictions on transferability, and same timing requirements for issuance of shares, as apply to the Restricted Stock Units subject to the RSU Award with respect to which the Dividend Units relate.

4.     Withholding Obligations.  As further provided in Section 8 of the Plan, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax and social security withholding obligations, if any, which arise in connection with your RSU Award (the “Withholding Taxes”) in accordance with the withholding procedures established by the Company and/or your employer.  Unless the Withholding Taxes are satisfied, the Company shall have no obligation to deliver to you any Ordinary Shares in respect of the RSU Award.  In the event the Withholding Obligation of the Company arises prior to the delivery to you of Ordinary Shares or it is determined after the delivery of Ordinary Shares to you that the amount of the Withholding Obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company and your employer harmless from any failure by the Company or your employer to withhold the proper amount.

5.     Date of Issuance.

(a)     The issuance of shares in respect of the Restricted Stock Units is intended to comply with Treasury Regulations Section 1.409A-1(b)(4) and will be construed and administered in such a manner.  Subject to the satisfaction of the Withholding Obligation, if any, in the event one or more Restricted Stock Units vests, the Company shall issue to you one (1) Ordinary Share for each Restricted Stock Unit that vests on the applicable vesting date(s) (subject to any adjustment under Section 3 above, and subject to any different provisions in the Grant Notice).  Each issuance date determined by this paragraph is referred to as an “Original Issuance Date.”

(b)     If the Original Issuance Date falls on a date that is not a business day, delivery shall instead occur on the next following business day.  In addition, if:

(i)     the Original Issuance Date does not occur (1) during an “open window period” applicable to you, as determined by the Company in accordance with the Company’s then-effective policy on trading in Company securities or (2) on a date when you are otherwise permitted to sell Ordinary Shares on an established stock exchange or stock market (including but not limited to under a previously established written trading plan that meets the requirements of Rule 10b5-1 under the Exchange Act and was entered into in compliance with the Company’s policies (a “10b5-1 Arrangement)), and

(ii)     either (1) a Withholding Obligation does not apply, or (2) the Company decides, prior to the Original Issuance Date, (A) not to satisfy the Withholding Obligation by withholding Ordinary Shares from the shares otherwise due, on the Original Issuance Date, to you under this Award, and (B) not to permit you to enter into a “same day sale” commitment with a broker-dealer (including but not limited to a commitment under a 10b5-1 Arrangement) and (C) not to permit you to pay your Withholding Obligation in cash,

(iii)     then the shares that would otherwise be issued to you on the Original Issuance Date will not be delivered on such Original Issuance Date and will instead be delivered on the first business day when you are not prohibited from selling Ordinary Shares in the open public market, but, if you are subject to U.S. federal income taxes, in no event will the shares be issued to you later than December 31 of the calendar year in which the Original Issuance Date occurs (that is, the last day of your taxable year in which the Original Issuance Date occurs), or, if and only if permitted in a manner that complies with Treasury Regulations Section 1.409A-1(b)(4), no later than the date that is the 15th day of the third calendar month of the applicable year following the year in which the Ordinary Shares under this Award are no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulations Section 1.409A-1(d).

6.     Nature of Grant.  In accepting the RSU Award, you acknowledge, understand and agree that:

(a)     the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b)     the grant of the RSU Award is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, other equity awards or benefits in lieu of equity awards, even if equity awards have been granted in the past;

(c)     all decisions with respect to future RSU Awards or other grants, if any, will be at the sole discretion of the Company;

(d)     the RSU Award grant and your participation in the Plan shall not create a right to employment or be interpreted as forming or amending an employment or service contract with the Company, the Employer or any Affiliate;

(e)     you are voluntarily participating in the Plan;

(f)     the RSU Award and any Ordinary Shares acquired under the Plan, and the income from and value of same, are not intended to replace any pension rights or compensation;

(g)     the RSU Award and any Ordinary Shares acquired under the Plan, and the income from and value of same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, holiday pay, bonuses, long-service awards, pension or retirement or welfare benefits or similar mandatory payments;

(h)     the future value of the Ordinary Shares underlying the RSU Award is unknown, indeterminable, and cannot be predicted with certainty;

(i)     if the RSU Award vests and you are issued Ordinary Shares, the value of such Ordinary Shares may increase or decrease in value following the date the shares are issued; even below the Fair Market Value on the date the RSU Award is granted to you;

(j)     for purposes of the RSU Award, your Continuous Service will be considered terminated as of the date you are no longer actively providing services to the Company or one of its Affiliates (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Company, your right to vest in the RSU Award under the Plan, if any, will terminate as of such date and will not be extended by any notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any); and the Plan Administrator shall have the exclusive discretion to determine when you are no longer actively providing services for purposes of the RSU Award (including whether you may still be considered to be providing services while on a leave of absence);

(k)     no claim or entitlement to compensation or damages shall arise from forfeiture of the RSU Award resulting from your termination of Continuous Service (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed, or the terms of your employment agreement, if any), and in consideration of the grant of this RSU Award to which you are otherwise not entitled, you irrevocably agree never to institute any claim against the Company or any Affiliate, waive your ability, if any, to bring any such claim, and release the Company and any Affiliate from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, you shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim;

(l)     unless otherwise agreed with the Company in writing, the RSU Award and any Ordinary Shares acquired under the Plan, and the income from and value of same, are not granted as consideration for, or in connection with, any service you may provide as a director of the Company or any Affiliate; and

(m)     neither the Company, the Employer or any Affiliate shall be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of the RSU Award or the subsequent sale of any Ordinary Shares acquired upon settlement of the RSU Award.

7.     Transferability.

(a) Except as otherwise provided in the Plan, your RSU Award is not transferable, except by will or by the applicable laws of descent and distribution,

(b)     If you are an Officer of the Company on the date your RSU Award is granted to you, the provisions of this Section 7(b) are applicable to you.  Any Ordinary Shares issued to you in settlement of your RSU Award may not be transferred, sold or otherwise disposed of by you within the one (1) year period that commences on the date the shares are issued to you (the “Holding Period”); provided that nothing in this Section 6(b) shall prohibit the disposition of Ordinary Shares in connection with a Change in Control or the withholding of shares that would otherwise be issued to you in connection with settlement of your vested RSU Award to satisfy applicable withholding taxes.  After the Holding Period has expired, you are free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such issued Ordinary Shares provided that any such actions are in compliance with the provisions herein, any applicable Company policies (including, but not limited to, insider trading and window period policies) and applicable securities laws.

8.     Corporate Transaction.  Your RSU Award is subject to the terms of any agreement governing a Corporate Transaction involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on your behalf with respect to any escrow, indemnities and any contingent consideration.

9.     No Liability for Taxes.  As a condition to accepting the RSU Award, you hereby (a) agree to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax or social security liabilities arising from the RSU Award or other Company compensation and (b) acknowledge that you were advised to consult with your own personal tax, financial and other legal advisors regarding the tax and social security consequences of the RSU Award and have either done so or knowingly and voluntarily declined to do so.

10.     Clawback/Recovery.  If you are an Officer the provisions of this Section 10 are applicable to you.  Your RSU Award and any shares issued in settlement of your RSU Award will be subject to recoupment in accordance with: (i) the Company’s Incentive Compensation Recoupment Policy, (ii) any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Law, and (iii) any clawback policy that the Company otherwise adopts, in each case to the extent applicable and permissible under Applicable Law.  No recovery of compensation under such a clawback policy will be an event giving rise to your right to voluntary terminate employment upon a “resignation for good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.  By accepting your RSU Award you expressly agree to the application of this Section 10 to your RSU Award.

11.     Severability.  If any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid.  Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

12.     Waiver.  You acknowledge that a waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach of this Agreement.

13.     No Advice Regarding Grant.  The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying Ordinary Shares.  You should consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.

14.     Data Privacy.  By accepting this Agreement in accordance with the Company’s equity award acceptance procedures, you acknowledge and understand the data processing practices described herein in relation to the collection, Processing and use of your Personal Data by the Company and the transfer of your Personal Data to the recipients mentioned herein, including recipients located in countries which do not adduce an adequate level of protection from a European (or other non-U.S.) data protection law perspective, for the purposes described herein.

(a)     Acknowledgement of Processing.  You understand that you should review the following information about the Processing of your Personal Data by or on behalf of the Company, the Employer and/or any Affiliate, as described herein, and any other RSU Award materials.  With regard to the Processing of your Personal Data in connection with the Plan, you understand that the Company is the Controller of the Personal Data and that you will not be able to participate in the Plan if you fail to provide your Personal Data when requested.

(b)     Data Processing and Legal Basis.  The Company collects your Personal Data from you and uses or otherwise Processes your Personal Data for the purposes of allocating Ordinary Shares and implementing, administering and managing the Plan.  You understand that this Personal Data may include, without limitation, your name, home address and telephone number, email address, date of birth, social insurance number, passport number or other identification number (e.g., resident registration number), salary, nationality, job title, any Ordinary Shares or directorships held in the Company or its Subsidiaries, details of all RSU Awards or any other entitlement to Ordinary Shares or equivalent benefits awarded, canceled, exercised, vested, unvested or outstanding in your favor.  The legal basis for the Processing of your Personal Data will be the legitimate interests of the Company to offer and operate the Plan.

(c)     Stock Plan Administration Service Providers.  You understand that the Company may transfer your Personal Data, or parts thereof, to Charles Schwab & Co., Inc. (and its affiliated companies), an independent service provider based in the United States which assists the Company with the implementation, administration and management of the Plan.  In the future, the Company may select a different service provider and share your Personal Data with such different service provider that serves the Company in a similar manner.  You understand and acknowledge that the Company’s service provider may open an account for you to receive and trade Ordinary Shares acquired under the Plan and that you will be asked to agree on separate terms and data processing practices with the service provider, which is a condition of your ability to participate in the Plan.

(d)     International Data Transfers.  You understand that as of the date hereof the Plan Administrator and other parties assisting in the implementation, administration and management of the Plan, such as the Company’s employees and other service providers, are based in the United States.  If you are located outside the United States, you understand and acknowledge that your country has enacted data privacy laws that are different from the laws of the United States.  Transfers of personal data from the EU to the United States can be made on the basis of Standard Contractual Clauses approved by the European Commission or other appropriate safeguards permissible under Data Protection Legislation.  If you are located in the EU or EEA, the Company may receive, Process and transfer your Personal Data onward to third-party service providers solely on the basis of appropriate data transfer agreements or other appropriate safeguards permissible under Data Protection Legislation.  If applicable, you understand that you can ask for a copy of the appropriate data processing agreements underlying the transfer of your Personal Data by contacting your local human resources representative.  The Company’s legal basis for the transfer of your Personal Data is its legitimate interests in operating the Plan.

(e)     Data Retention.  You understand that the Company will use your Personal Data only as long as is necessary to implement, administer and manage your participation in the Plan, or to comply with legal or regulatory obligations, including under tax and securities laws.  In the latter case, you understand and acknowledge that the Company’s legal basis for the Processing of your Personal Data would be compliance with Data Protection Legislation or the pursuit by the Company of respective legitimate interests not outweighed by your interests, rights or freedoms.  When the Company no longer needs your Personal Data for any of the above purposes, you understand the Company will remove it from its systems.

(f)      Data Subject Rights.  You understand that data subject rights regarding the Processing of Personal Data vary depending on the Applicable Law and that, depending on where you are based and subject to the conditions set out in Data Protection Legislation, you may have, without limitation, the rights to (i) inquire whether and what kind of Personal Data the Company holds about you and how it is Processed, and to access or request copies of such Personal Data, (ii) request the correction or supplementation of Personal Data about you that is inaccurate, incomplete or out-of-date in light of the purposes underlying the Processing, (iii) obtain the erasure of Personal Data no longer necessary for the purposes underlying the Processing, Processed for legitimate interests that, in the context of your objection, do not prove to be compelling, or Processed in non-compliance with applicable legal requirements, (iv) request the Company to restrict the Processing of your Personal Data in certain situations where you feel its Processing is inappropriate, (v) object, in certain circumstances, to the Processing of Personal Data for legitimate interests and to (vi) request portability of your Personal Data that you have actively or passively provided to the Company (which does not include data derived or inferred from the collected data), where the Processing of such Personal Data is carried out by automated means.  In case of concerns, you understand that you may also have the right to lodge a complaint with the competent local Supervisory Authority.  Further, to receive clarification of, or to exercise any of your rights, you should contact your local human resources representative.

(g)     Alternate Basis.  Finally, you understand that the Company may rely on a different basis for the Processing or transfer of Personal Data in the future where required to do so by (for example) a change in the type of Processing taking place or a change in law.  You understand and agree that you will not be able to participate in the Plan if you fail to agree to a new or different lawful basis for the Processing of Personal Data.

(h)     Defined Terms. For the purposes of this clause, the following terms have the following meanings: “Data Protection Legislation” means (i) the GDPR and any consequential national data protection legislation, including without limitation the Irish Data Protection Acts 1988 to 2018; (ii) or any replacement legislation applicable in Ireland from time to time, and, where applicable, any binding guidance and codes of practice issued or approved by a Supervisory Authority (or any replacement group from time to time); “GDPR” means Regulation (EU) 2016/679 of the European Parliament and of the Council of 27 April 2016; “Supervisory Authority” means the Irish Data Protection Commission or any successor body authority responsible for the monitoring and enforcement of the Data Protection Legislation or an organization which fulfils a similar function in another jurisdiction appointed by equivalent Applicable Law; and “Controller”, “Data Subject”, “Personal Data” and “Processing” (or “Process” or “Processed”) shall have the meanings given to those terms in the GDPR.

15.     Language.  You acknowledge that you are sufficiently proficient in the English language, or have consulted with an advisor who is sufficiently proficient in English, so as to allow you to understand the terms and conditions of this Agreement.  If you have received this Agreement or any other documents related to the Plan translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.

16.     Venue.   For purposes of any action, lawsuit or other proceeding brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction and venue of the federal court in the Northern District of Illinois, and state courts located in the state of Illinois, county of Cook and no other courts where this grant is made and/or to be performed.

17.     Insider Trading Restrictions / Market Abuse Law.  You may be subject to insider trading restrictions and/or market abuse laws based on the exchange on which the Ordinary Shares are listed and in applicable jurisdictions, including the United States, your country and the designated broker’s country, which may affect your ability to accept, acquire, sell or otherwise dispose of Ordinary Shares, rights to Ordinary Shares (i.e., RSU Awards) or rights linked to the value of the Ordinary Shares under the Plan during such times as you are considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdiction(s)).  Local insider trading laws and regulations may prohibit the cancellation or amendment of orders you placed before you possessed inside information.  Furthermore, you could be prohibited from (i) disclosing the inside information to any third party, which may include fellow employees and (ii) “tipping” third parties or causing them otherwise to buy or sell securities.  Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Company’s Trading Policy, or any other applicable insider trading policy then in effect.  You acknowledge that you are responsible for complying with any applicable restrictions and are encouraged to speak with your personal legal advisor for further details regarding any applicable insider-trading and/or market-abuse laws in your country.

18.     Foreign Asset/Account, Exchange Control and Tax Reporting.  You may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the acquisition, holding and/or transfer of Ordinary Shares or cash (including dividends and the proceeds arising from the sale of Ordinary Shares) derived from your participation in the Plan in, to and/or from a brokerage/bank account or legal entity located outside your country.  The Applicable Laws in your country may require that you report such accounts, assets and balances therein, the value thereof and/or the transactions related thereto to the applicable authorities in such country. You may also be required to repatriate sale proceeds or other funds received as a result of your participation in the Plan to your country through a designated bank or broker within a certain time after receipt.  You acknowledge that it is your responsibility to be compliant with such regulations and you are encouraged to consult with your personal legal advisor for any details.

19.     Country-Specific Provisions.  Notwithstanding any provisions of this Agreement to the contrary, if you reside or are employed outside of the United States, the RSU Award shall be subject to any terms and conditions for your country of residence (and country of employment, if different) set forth in the appendix attached hereto (the “Appendix”).  Further, if you transfer residence and/or employment to another country reflected in the Appendix, the terms and conditions for such country will apply to you to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable for legal or administrative reasons.  The Appendix constitutes part of this Agreement.

20.     Imposition of Other Requirements.  The Company reserves the right to impose other requirements on your participation in the Plan, on the RSU Award and on any Ordinary Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

21.     Other Documents.  You hereby acknowledge receipt of or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Prospectus.  In addition, you acknowledge receipt of the Company’s Trading Policy.

22.     Questions. If you have questions regarding these or any other terms and conditions applicable to your RSU Award, including a summary of the applicable federal income tax consequences please see the Prospectus.

APPENDIX

TO THE

Horizon Therapeutics Public Limited Company

Amended and Restated 2018 Equity Incentive Plan

RSU AWARD Agreement

Capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or the RSU Award Agreement.

Terms and Conditions

This Appendix includes additional terms and conditions that govern the RSU Award granted to you under the Plan if you are an employee that works or resides outside the U.S. and/or in one of the countries listed below. If you are a citizen or resident of a country other than the one in which you are currently working and/or residing, transfer employment and/or residency to another country after the date of grant, are a consultant, change employment status to a consultant position, or are considered a resident of another country for local law purposes, the Company shall, in its discretion, determine the extent to which the special terms and conditions contained herein shall be applicable to you.  References to your Employer shall include any entity that engages your services.

Notifications

This Appendix also includes information regarding exchange controls and certain other issues of which you should be aware with respect to your participation in the Plan.  The information is provided solely for your convenience.  Such laws are often complex and change frequently.  As a result, the Company strongly recommends that you not rely on the information noted herein as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date by the time you vest in the RSU or sell any Ordinary Shares acquired upon settlement of the vested RSU.

In addition, the information contained in this Appendix is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of any particular result.  Accordingly, you should seek appropriate professional advice as to how the applicable laws in your country may apply to your situation.

Finally, if you are a citizen or resident of a country other than the one in which you are currently residing and/or working, transfer to another country after the date of grant, or are considered a resident of another country for local law purposes, the notifications contained herein may not be applicable to you in the same manner.

BRAZIL

Terms and Conditions

Compliance with the Law.  By accepting the RSU Award, you acknowledge your agreement to comply with applicable Brazilian laws and to pay any and all applicable federal, state, local and foreign tax and social security liabilities, if any, which arise in connection with your RSU Award.

Nature of Grant.  The following provision supplements Section 6 of the RSU Award Agreement:

By accepting the RSU Award, you agree that: (i) you are making an investment decision; and (ii) the value of the Ordinary Shares is not fixed and may increase or decrease over the vesting period without compensation to you.  You understand that the RSU Award is granted to you by the Company and does not constitute part of your normal compensation or salary.  You further understand that the RSU Award was granted by the Company as a one-time benefit.

Notifications

Exchange Control Information. If you are a Brazilian resident, you must periodically disclose to the Central Bank of Brazil a declaration of assets and rights held abroad, including: (i) bank deposits; (ii) loans; (iii) financing transactions; (iv) leases; (v) direct investments; (vi) portfolio investments, including Ordinary Shares acquired under the Plan; (vii) financial derivatives investments; and (viii) other investments, including real estate and other assets. The reporting is made by means of a Statement of Brazilian Capitals Abroad (“DCBE”) and must be submitted annually if the aggregate value of such assets and rights is USD $1,000,000 or more. Notwithstanding the above, the declaration is required quarterly if at the dates of March 31, June 30 and September 30, of each year, the aggregate value of such assets and rights held outside of Brazil is USD $100,000,000 or more. You should consult with a personal advisor to ensure compliance with the applicable exchange control requirements.

Securities Law Information: Please note that the offer of the RSU Award under the Plan will not be publicly issued, placed, distributed, offered or negotiated in the Brazilian capital markets and, as a result, will not be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários) (the “CVM”). Therefore, the RSU Award will not be offered or sold in Brazil, except in circumstances which do not constitute a public offering, placement, distribution or negotiation under the Brazilian capital markets regulations.

CANADA

Terms and Conditions

Termination.  The following provision replaces Section 6(j) of the RSU Award Agreement in its entirety:

(j) In the event of the termination of your Continuous Service (whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), unless otherwise provided in the RSU Award Agreement or determined by the Company, your right to vest in the RSU Award under the Plan will terminate effective as of the earlier of (i) the date upon which you cease to provide services, or (ii) the date upon which you receive a notice of termination and will not in either case be extended by any contractual notice period in which you do not actively provide services or any period of pay in lieu of such notice (including, but not limited to Canadian statutory law, regulatory law and/or common law) mandated under employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any; the Plan Administrator shall have the exclusive discretion to determine when you are no longer actively providing services for purposes of the RSU Award (including whether you may still be considered to be providing services while on a leave of absence);

The following terms and conditions apply to employees resident in Quebec:

Language.  The parties acknowledge that it is their express wish that this agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.

Data Privacy.  This provision supplements Section 14 of the  RSU Award Agreement:

You hereby authorize the Company or any Affiliate, including the Employer, and any agents or representatives to (i) discuss with and obtain all relevant information from all personnel, professional or non-professional, involved in the administration and operation of the Plan and (ii) disclose and discuss any and all information relevant to the Plan with their advisors.  You further authorize the Company or any Affiliate, including the Employer, and any agents or representatives to record such information and to keep such information in your employee file.

Notifications

Securities Law Information.  You are permitted to sell Ordinary Shares acquired under the Plan through the designated broker appointed under the Plan, if any, provided that the Company is a foreign issuer that is not public in Canada and the sale of the Ordinary Shares acquired pursuant to the Plan takes place: (i) through an exchange, or a market, outside of Canada on the distribution date; or (ii) to a person or company outside of Canada.  For purposes hereof, a foreign issuer is an issuer that: (i) is not incorporated or existing pursuant to the laws of Canada or any jurisdiction of Canada; (ii) does not have its head office in Canada and (iii) does not have a majority of its executive officers or directors ordinary resident in Canada.  If any designated broker is appointed under the Plan, you shall sell such securities through the designated broker.

Foreign Asset/Account Reporting Information.  Canadian residents are required to report any foreign specified property held outside Canada (including RSU Awards and Ordinary Shares acquired under the Plan) annually on form T1135 (Foreign Income Verification Statement) if the total cost of the foreign specified property exceeds CAD 100,000 at any time during the year.  Thus, if the CAD 100,000 cost threshold is exceeded by other foreign specified property held by the individual, RSU Awards must be reported (generally at a nil cost).  For purposes of such reporting, Ordinary Shares acquired under the Plan may be reported at their adjusted cost basis.  The adjusted cost basis of a share is generally equal to the fair market value of such share at the time of acquisition; however, if you own other Ordinary Shares (e.g., acquired under other circumstances or at another time), the adjusted cost basis may have to be averaged with the adjusted cost bases of the other Ordinary Shares.  The form T1135 generally must be filed by April 30 of the following year.  You should consult with your personal legal advisor to ensure compliance with applicable reporting obligations.

FRANCE

Language Consent. The parties to the RSU Award Agreement acknowledge that it is their express wish that the RSU Award Agreement, as well as all documents, notices, and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Consentement relatif à la langue utilisée. Les parties reconnaissent avoir exigé que cette convention («Agreement») soit rédigée en anglais, ainsi que tous les documents, avis et procédures judiciaires, éxécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à la présente.

Foreign Asset/Account Reporting Information. If you are a French resident and maintain a foreign bank account, you must report such account to the French tax authorities when filing your annual tax return.  Failure to comply with this requirement could trigger significant penalties and you should consult with your personal advisor to ensure proper compliance with applicable reporting requirements in France.

Exchange Control Information. Cross-border payments towards or from another EU member in excess of €10,000 must be reported to the French Custom Authorities.  However, this reporting obligation does not apply to wire transfers made via banks or financial institutions. So, given that the Plan is established by a US company and that, in any case, all money transfers will be made through banks or financial institutions, this reporting obligation should not apply here.

GERMANY

Notifications

Exchange Control Information. Cross-border payments in excess of EUR 12,500 must be reported monthly to the German Federal Bank (Bundesbank).  If you receive a payment in excess of EUR 12,500 in connection with the sale of Ordinary Shares acquired under the Plan or the receipt of any cash dividends, the report must be filed electronically by the fifth day of the month following the month in which the payment was received.  The form of report (Allgemeines Meldeportal Statistik) can be accessed via the Bundesbank’s website (www.bundesbank.de) and is available in both German and English.

Foreign Asset/Account Reporting Information.  German residents holding Ordinary Shares must notify their local tax office of the acquisition of Ordinary Shares when they file their returns for the relevant year if the value of the Ordinary Shares exceeds EUR 150,000 or in the unlikely event that the resident holds Ordinary Shares exceeding 10% of the Company’s share capital.

IRELAND

There are no country-specific provisions.

italy

Plan Document Acknowledgement. By accepting the RSU Award, you acknowledge that you have received a copy of the Plan, have reviewed the Plan and the RSU Award Agreement in their entirety and fully understand and accept all provisions of the Plan and the RSU Award Agreement.

You acknowledge that you have read and specifically and expressly approve the following sections of the RSU Award Agreement and this Appendix, including: (6) Nature of Grant; (9) No Liability for Taxes; (11) Severability; (14) Data Privacy; (15) Language; and (16) Venue.

Foreign Asset/Account Reporting Information.  If you are an Italian resident and, during any fiscal year, hold investments or financial assets outside of Italy (e.g., cash, Ordinary Shares) which may generate income taxable in Italy (or if you are the beneficial owner of such an investment or asset even if you do not directly hold the investment or asset), you are required to report such investments or assets on your annual tax return for such fiscal year (on UNICO Form, RW Schedule, or on a special form if you are not required to file a tax return).

Foreign Financial Assets Tax.  The fair market value of any Ordinary Shares held outside of Italy is subject to a foreign assets tax.  Financial assets include Ordinary Shares acquired under the Plan.  The taxable amount will be the fair market value of the financial assets assessed at the end of the calendar year.  You should consult with your personal tax advisor about the foreign financial assets tax.

JAPAN

Foreign Asset / Account Reporting.  If you hold assets outside of Japan (e.g., Ordinary Shares acquired under the Plan) with a value exceeding JPY ¥50,000,000 (as of December 31 each year), you are required to comply with annual tax reporting obligations with respect to such assets.  Such a report will be due by March 15 each year.  You should consult with your personal tax advisor to ensure that you are properly complying with applicable reporting requirements in Japan.

Exchange Control Information. If you acquire Ordinary Shares valued at more than JPY ¥100,000,000 in a single transaction, you must file a Report Concerning Acquisition or Transfer of Securities with the Ministry of Finance through the Bank of Japan within 20 days of the acquisition of the Ordinary Shares.

SAUDI ARABIA

Securities Law Information.  This document may not be distributed in Saudi Arabia except to such persons as are permitted under the Rules on the Offer of Securities and Continuing Obligations issued by the Capital Market Authority.

The Capital Market Authority does not make any representation as to the accuracy or completeness of this document, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document.  Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities.  If you do not understand the contents of this document you should consult an authorized financial adviser.

spain

No Entitlement for Claims or Compensation.  The following provision supplements Section 6 of the RSU Award Agreement that clarify that the grant, vesting, or settlement of your RSU Award does not give you a right to continued service/employment:

By accepting the grant of the RSU Award, you consent to participation in the Plan and acknowledge that you have received a copy of the Plan document.

You understand that the Company has unilaterally, gratuitously and in its sole discretion decided to make grants of RSU Awards under the Plan to individuals who may be Employees throughout the world.  The decision is limited and entered into based upon the express assumption and condition that any RSU Awards will not economically or otherwise bind the Company or any Affiliate, including your employer, on an ongoing basis, other than as expressly set forth in the RSU Award Agreement.  Consequently, you understand that the grant of RSU Awards is made on the assumption and condition that the RSU Awards shall not become part of any employment contract (whether with the Company or any Affiliate, including your employer) and shall not be considered a mandatory benefit, salary for any purpose (including severance compensation) or any other right whatsoever.  Furthermore, you understand and freely accept that there is no guarantee that any benefit whatsoever shall arise from the RSU Awards, which are gratuitous and discretionary, since the future value of the RSU Awards and the underlying Ordinary Shares is unknown and unpredictable.

You understand and agree that, as a condition of the grant of the RSU Awards, your termination of Continuous Service for any reason (including for the reasons listed below) will automatically result in the cancellation and loss of any RSU Awards that may have been granted to you and that were not fully vested on the date of termination of your Continuous Service.  In particular, you understand and agree that, unless otherwise expressly provided for by the Company at the Date of Grant, the RSU Awards will be cancelled without entitlement to the shares or to any amount as indemnification if you terminate employment by reason of, including, but not limited to: resignation, death, disability, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without cause, individual or collective layoff on objective grounds, whether adjudged to be with cause or adjudged or recognized to be without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer, and under Article 10.3 of Royal Decree 1382/1985.

You also understand that this grant of a RSU Award would not be made but for the assumptions and conditions set forth hereinabove; thus, you understand, acknowledge and freely accept that, should any or all of the assumptions be mistaken or any of the conditions not be met for any reason, the grant, the RSU Award and any right to the underlying Ordinary Shares shall be null and void.

Securities Law Information.  The RSU Award described in the RSU Award Agreement and this Appendix does not qualify under Spanish regulations as securities.  No “offer of securities to the public”, as defined under Spanish law, has taken place or will take place in the Spanish territory.  The RSU Award Agreement (including this Appendix) has not been nor will it be registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus.

Foreign Assets Reporting.  You may be subject to certain tax reporting requirements with respect to assets or rights that you hold outside of Spain, including bank accounts, securities and real estate if the aggregate value for particular category of assets exceeds €50,000 as of December 31 each year.  Shares acquired under the Plan or other equity programs offered by the Company constitute securities for purposes of this requirement, but unvested awards (e.g., RSU Awards, etc.) are not considered assets or rights for purposes of this reporting requirement.

If applicable, you must report the assets on Form 720 by no later than March 31 following the end of the relevant year.  After the rights and/or assets are initially reported, the reporting obligation will only apply if (a) the value of previously-reported rights or assets increases by more than €20,000 as of each subsequent December 31, or (b) upon disposition of the previously-reported rights or assets. You are encouraged to consult with your personal advisor to determine any obligations in this respect.

Share Reporting Requirement. You must declare the acquisition, ownership and disposition of Ordinary Shares to the Spanish Dirección General de Comercio e Inversiones (the “DGCI”) of the Ministry of Economy and Competitiveness on a Form D-6.  Generally, the declaration must be made in January for Shares owned as of December 31 of the prior year and/or Ordinary Shares acquired or disposed of during the prior year; however, if the value of the Ordinary Shares acquired or the amount of the sale proceeds exceeds the threshold in force from time to time (or you hold 10% or more of the share capital of the Company or other such amount that would entitle you to join the Board), the declaration must be filed within one month of the acquisition or disposition, as applicable.  You should consult with your personal advisor to determine your obligations in this respect.

Foreign Assets and Transaction Reporting.  You may be required to electronically declare to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (e.g., Ordinary Shares) and any transactions with non-Spanish residents (including any payments of cash or shares made to you by the Company or a U.S. brokerage account) if the balances in such accounts together with the value of such instruments as of December 31, or the volume of transactions with non-Spanish residents during the prior or current year, exceed €1,000,000.  Once the €1,000,000 threshold has been surpassed in either respect, you will generally be required to report all of your foreign accounts, foreign instruments and transactions with non-Spanish residents, even if the relevant threshold has not been crossed for an individual item.  You will generally only be required to report on an annual basis (by January 20 of each year); however, if the balances in your foreign accounts together with value of your foreign instruments or the volume of transactions with non-Spanish residents exceed €100,000,000, you acknowledge that more frequent reporting will be required.

SWITZERLAND

Terms and Conditions

Taxes.  The following provision supplements Section 4 of the Agreement:

By accepting the grant the RSU Award, you agree to be bound by any tax ruling obtained by the Company, your Employer or any Affiliate for the canton in which you reside with respect to the RSU Award and to sign any agreements, forms and/or consents that may be requested by the Company or your Employer or any Affiliate in connection with such ruling(s).  You may obtain a copy of any tax rulings that may be applicable to you by contacting your Employer.  If you reside in a canton other than the one in which you are currently working, you are advised to contact your personal tax advisor to determine the tax treatment that will be applicable to the RSU Award.

Notifications

Securities Law Information.  The RSU Award is not intended to be publicly offered in or from Switzerland.  Because it is considered a private offering, it is not subject to securities registration in Switzerland.  Neither this document nor any other materials relating to the RSU Award (i) constitutes a prospectus as such term is understood pursuant to article 652a of the Swiss Code of Obligations, (ii) may be publicly distributed nor otherwise made publicly available in Switzerland or (iii) has been or will be filed with, approved or supervised by any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority (“FINMA”).